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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS




      We consent to the reference to our firm under the caption "Experts" in
Item 5 of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-25140) and the related Prospectus of PNC Bank Corp. for shares of its common stock issuable pursuant to the PNC Bank Corp. Incentive Savings Plan, as amended and restated (the "Plan") and an indeterminable amount of interests in the Plan, and to the incorporation by reference therein of our report dated January 18, 1995 (January 20, 1995 as to Note 28), on our audit of the consolidated financial statements of Midlantic Corporation and Subsidiaries ("Midlantic") incorporated by reference to the Annual Report on Form 10-K of Midlantic for the year ended December 31, 1994, filed with the Securities and Exchange Commission, which are incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K/A (No. 1-9718) dated as of July 10, 1995, of PNC Bank Corp., as filed with the Securities and Exchange Commission.


                                                    /s/ Coopers & Lybrand L.L.P.

New York, New York
November 22, 1995